UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K, filed by MannKind Corporation (the “Company”) on November 9, 2016 with the Securities and Exchange Commission, on November 9, 2016 the Company, Technosphere International C.V. and MannKind Netherlands B.V. entered into a settlement agreement with sanofi-aventis U.S. LLC (“Sanofi”). Under the settlement agreement, Sanofi agreed to, among other things, purchase $10.2 million of insulin from the Company by December 3, 2016 pursuant to the insulin put option of the supply agreement, dated August 11, 2014, by and between the Company and Sanofi.

The sale and purchase of the aforementioned $10.2 million of insulin pursuant to the terms of the settlement agreement was completed on December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary